EXHIBIT 99.1

MARTHA STEWART LIVING OMNIMEDIA ANNOUNCES STRATEGIC
PLANS FOR BLUEPRINT AND MARTHA STEWART WEDDINGS
Martha Stewart Living Omnimedia Inc. today announced strategic plans for two of its publications for 2008. Going forward, the company will produce Blueprint as focused special interest issues within the home category, which it will introduce to brides-to-be through its established Martha Stewart Weddings magazine. Bluelines, the Blueprint blog, will continue and the company anticipates growing Blueprint digital content across its websites. Blueprint magazine will discontinue publishing on a stand-alone basis after the January/February 2008 issue.
MSLO also stated it plans to grow its overall Martha Stewart Weddings business by adding destination weddings issues and further developing its weddings website.
The moves enable MSLO to redirect a portion of its investment dollars into other high-potential digital media initiatives, expand its weddings franchise and create efficiencies in its Publishing business. There will be a reduction of personnel associated with the discontinuance of regular issues of Blueprint, but MSLO anticipates re-assigning a core team of employees to existing businesses and new projects.
“We are constantly evaluating the best ways to position and grow our brands. Weddings and Blueprint appeal to women at a similar life stage and we believe this strategy will allow us to better leverage the synergistic relationship between the two publications,” said Susan Lyne, President and CEO of MSLO. “By publishing Blueprint in a special interest format, we can provide newlyweds with useful ideas and inspiration for their homes; and advertisers with a targeted platform to reach this highly desirable consumer.”
“We thank Editor-in-Chief Sarah Humphreys, Design Director Deb Bishop, Publisher Amy Wilkins, and the entire Blueprint team for all the hard work, talent and passion they brought to this start-up,” added Lyne. “We look forward to working with Sarah, Deb, Amy, and other members of the Blueprint team on the new special interest issues and other company endeavors. We expect Blueprint’s new format and the expansion of Weddings will position us well in a dynamic, multimedia marketplace.”
Blueprint gained attention with its fresh design and lively “how-to” editorial. Media Industry Newsletter named Blueprint one of the hottest launches of the year in 2006, and the Society of Publication Designers awarded the magazine two gold medals and one silver at its 42nd Annual Magazine Design Competition.
Martha Stewart Weddings is an elegant and award-winning bridal magazine from Martha Stewart Living Omnimedia, guiding couples through the entire wedding process, with a focus on helping them make their special day truly their own. The magazine outsells all other national bridal magazines on the newsstand by a wide margin.
Martha Stewart Living Omnimedia, Inc. (NYSE: MSO) is a diversified media and merchandising company, inspiring and engaging consumers with unique content and distinctive products. The Publishing segment encompasses four magazines, including the company’s flagship publication, Martha Stewart Living, periodic special issues and books. The marthastewart.com website provides consumers with instant access to MSLO’s multimedia library, search and find capabilities, and more. The Broadcasting division produces the Emmy- winning daily, national syndicated program, “The Martha Stewart Show” and Martha Stewart Living Radio, channel 112 on SIRIUS Satellite Radio. In addition to its media properties, MSLO offers beautiful, practical and superior quality Martha Stewart products through licensing agreements with carefully selected companies. For additional information, visit www.marthastewart.com.
Except for historical information contained herein, the statements made in this press release constitute “forward-looking statements,” as that term is defined in the Private Securities Litigation Reform Act of 1995. These forward-looking statements are not historical facts but instead represent only our current beliefs regarding future events, many of which, by their nature, are inherently uncertain and outside of our control. These statements often can be identified by terminology such as “may,” “will,” “should,” “could,” “expects,” “intends,” “plans,” “anticipates,” “believes,” “estimates,” “potential” or “continue” or the negative of these terms or other comparable terminology. The Company’s actual results may differ materially from those projected in the forward-looking statements, and factors that could cause such differences include: adverse reactions to publicity relating to Martha Stewart by consumers, advertisers and business partners; downturns in national and/or local economies; shifts in our business strategies; a loss of the services of Ms. Stewart; a loss of the services of other key personnel; a softening of the domestic advertising market; changes in consumer reading, purchasing and/or television viewing patterns; unanticipated increases in paper, postage or printing costs; operational or financial problems at any of our contractual business partners; the receptivity of consumers to our new product introductions; and changes in government regulations affecting the Company’s industries. Certain of these and other factors are discussed in more detail in the Company’s most recent Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission, especially under the heading “Risk Factors”, which may be accessed through the SEC’s World Wide Web site at http://www.sec.gov. The Company is under no obligation to update any forward-looking statements after the date of this release even if the Company later comes to believe that any such statement is not accurate.
CONTACT: Elizabeth Estroff, SVP, Corporate Communications, Martha Stewart Living Omnimedia, 1-212-827-8281, eestroff@marthastewart.com